Exhibit 10.6

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

25 September 2017

Attn: Dr. Clark Cheng

Dear Dr. Cheng,

Addendum to Appointment Letter (the “Addendum”)

This letter supplements and serves to be an addendum to the Appointment Letter dated 31 August 2017 executed between yourself and APTUS Management Limited as appended in Appendix A; and in relation to your Appointments as the Chief Medical Officer (“CMO”) of Aptorum Group Limited (formerly APTUS Holdings Limited) (“AGL”), and as an Executive Director of both AGL and Aptorum Medical Limited (“AML”) (whereby together is known as the “Companies”). This Addendum should be read together with, and forms part of, the Appointment Letter.

This Addendum is to be effected on the date of which you agree with the Board of Directors on the commencement date of your Appointments as pursuant to Clause 3 of the Appointment Letter.

Words and expressions defined in the Appointment Letter shall have the same meanings in this Addendum. All other provisions contained in the Appointment Letter, unless inconsistent with the provisions set forth in this Addendum shall continue to apply.

This Addendum serves to describe the following amendments and/or additions to the Appointment Letter:

i.	Company Name Change

All references to APTUS Holdings Limited (“AHL”) shall be removed in its entirety and replaced with “Aptorum Group Limited (“AGL”)”.

ii.	Clause 1: “The Group”

The following paragraph is to be added subsequent to the single paragraph in the original clause:

“AGL is a privately held company that has engaged in plans to pursue an initial public offering on the Nasdaq Global Market in the near future (the “Listing”).”

iii.	Clause 2: “Position and Responsibilities”

The original clause shall be removed in its entirety. The title of the clause shall be renamed “Position and Appointment” and subsequent bullet points are to be added as follows:

“

(a)	You will be appointed to act as the Chief Medical Officer (“CMO”) of AGL and Executive Director (“ED”) of both the Companies AGL and AML (“Appointments” or “Roles”).

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

(b)	The Appointment is subject to the Company’s Memorandum and Articles of Association ("Articles") and nothing in this letter shall be taken to exclude or vary the terms of the Articles as they apply to your Appointment.

(c)	You shall be an Officer of the Company as covered in the Rule 16a-1(f) under the Securities and Exchange Act of 1934.

(d)	The continuation of the Appointment is contingent to your ongoing fulfillment of your obligations and successful re-election by the Company’s shareholders at the Company’s Annual General Meeting (the “AGM”). It is further subject to your agreement to apply yourself and discharge your duties as an Executive Director in accordance with the Articles of the Company and the Cayman Islands Company Law (2016 Revision) (as amended) ("Company Law"), as well as you upholding the high standards of corporate governance as set forth in the Nasdaq Listing Rule 5600 Series subsequent to the Listing.”

iv.	Expanded “Duties and Responsibilities”

The following points shall be added as a clause titled “Duties and Responsibilities” subsequent to Clause 3 “Date of Commencement”:

“

(a)	You shall be a key member of the day-to-day management and supervisory body of the Company, which will help lead and spearhead the strategic management, steering, and execution especially in relation to medical initiatives of the Group.

(b)	As the CMO of the Company, you shall be responsible towards the management and supervision of the Group, and overall strategic direction of clinical and medical administration activities of the Group. Other members of the Board shall draw upon your medical expertise where suitable. You shall provide guidance, steering, and access of expert networks to the Company where appropriate and required.

(c)	You are expected to fulfill operational and management duties as required by the Company, the shareholders of the Company, and members of the Non-Executive Board, on a day-to-day basis during official office hours where necessary. Your contribution shall be vital and appreciated in regards to the execution of business decisions made by the Executive Board.

(d)	You will exercise your powers of your Appointment having regard to the relevant obligations under prevailing law and regulation, including the Cayman Islands Company Law, and while in pursuit of and subsequent to the Listing, also the rules and responsibilities stipulated by the U.S. Securities and Exchange Commission (“SEC”), and the Nasdaq Regulatory Authority; including but not limited to the Listing Rule 5600 Series.

(e)	Subsequent to the Listing, you as an ED along with other Directors of the board are to meet when possible in executive session, where such sessions should occur at least four times a year.

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

Additionally, you shall during your Appointment:

(f)	Observe and comply with the Company’s adopted Code of Business Conduct and Ethics, where that any waivers given to directors or executive officers must be approved by the Board.

(g)	Observe and comply with all statutory rules, and regulations where applicable as governed by the laws of your residence and jurisdictions in which operate on behalf of the Group.

(h)	Confirm you are able to, and will devote sufficient time to perform your Roles.

(i)	Consider the interests of the Company and its employees when implementing executive decisions.

(j)	Provide traceable contact during and after office hours, on weekdays and weekends, or during public holidays, whereby your availability may occasionally and reasonably be sought.

(k)	Declare any conflicts that are apparent at present, or become apparent, between the Group and your external activities, interests, or roles. Should any potential conflicts of interest arise, you will disclose this to the Board as soon as they become apparent.

(l)	Obtain clearance from the Board prior to dealing in publicly traded shares in the Company subsequent to the Listing and shall adhere to the Insider Trading Policy as adopted by the Company.

(m)	Observe and comply with the disclosure requirements and obligations of you and/or your affiliated party(s) as applicable in accordance with U.S. securities laws, regulations and SEC disclosure requirements.”

v.	Clause 4: “Salary and Cash Bonus”

References to “Compensation Committee” shall be added to paragraph (b) as follows:

“(b)  Annual increment of your salary will be assessed on the basis of professional merit and the Group’s performance, and is awarded at the discretion of the Board of Directors of the Company and as approved by the Compensation Committee.”

Paragraph (c) shall be removed in its entirety and replaced by:

“(c)  With completion of one full year’s service (or a pro-rata portion thereof if service is less than one year), you may be entitled to a bonus as determined at the full discretion of the Board of Directors of the Company and approval of the Compensation Committee. Any bonus will only be payable only if you are still in the employment of the Company on the bonus payment date which shall be payable in December or subsequent January of each calendar year.”

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

vi.	Clause 5: “Stock Bonus”

All references to “Stock Bonus” shall be replaced with “Share Bonus”.

vii.	Clause 6: “Stock Option”

All references to “Stock Option” shall be replaced with “Share Option”. Additionally, the contents of this clause shall be removed in its entirety and replaced by:

“You shall be granted an option to purchase Class A ordinary shares of the authorized share capital in the Company as pursuant to the particulars described by the Company’s Share Option Plan subject to the ongoing effect of your Appointments.”

viii.	Addition of clause: “Restriction on Other Activities”

The following clause titled “Restriction on Other Activities” shall be added between clauses 6 and 7 of the original Appointment Letter:

“

(a)	During your employment, you shall diligently and faithfully serve the Company and not act in any way which is in conflict with the interest of the Group.

(b)	You shall not during your employment be engaged or interested directly or indirectly in any capacity in any other trade, business, occupation, or assignment outside the Company, unless otherwise approved and consented by the Board of Directors in writing.

(c)	Consult with the Chairman of the Board prior to accepting any other (or further) directorships of companies or any major external appointments and promptly inform the Board of acceptance of any such appointment.

ix.	Addition of clause: “Insurance and Indemnity”

The following clause titled “Insurance and Indemnity” shall be added subsequent to clause 7 of the original Appointment Letter:

“The Company shall establish directors’ and officers’ liability coverage and it is intended to maintain such coverage through the period of your Appointments.”

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

x.	Clause 8: “Termination”

Paragraph (c) shall be removed in its entirety and replaced by:

“

(c)	By the Company with immediate effect in the event that you:

(i)	Conduct dishonesty, fraud, gross negligence, willful default or refusal to carry out any lawful order or instructions, or the repeated breach of any rules or regulations of the Company, or those as governed by the laws of your residency or jurisdictions in which you operate on behalf of the Group.

(ii)	Commit a material breach of your obligations under this letter;

(iii)	Commit any serious or repeated breach or non-observance of your obligations to the Company or Group;

(iv)	Are convicted of a criminal offence other than an offence under road traffic legislation in the jurisdiction of your residency or elsewhere for which a fine or non-custodial penalty is imposed;

(v)	Declare bankruptcy or have made an arrangement with or for the benefit of your creditors; or

(vi)	Are disqualified from acting as a director.”

Please signify your acceptance of the above amendments described in this Addendum by signing and returning to us the enclosed duplicate copy of this letter.

Yours faithfully,

For and on behalf of

APTORUM GROUP LIMITED	Agreed and accepted by:

Name: Huen Chung Yuen Ian	Name: Clark CHENG
Position: Director	HKID No.:

Date	Date

Aptorum Group Limited

Aptus Management Limited

Unit B, 17/F Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong

Tel: (852) 2117 6611 ● Fax: (852) 2850 7286

APPENDIX A

[Appointment Letter dated 31 August 2017 executed between Clark CHENG and APTUS Management Limited]